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                                                                     EXHIBIT 4.3

                          SECURITIES PURCHASE AGREEMENT

                SECURITIES PURCHASE AGREEMENT (this "Agreement") dated as of March 28, 2003, by and between Piedmont Partnership Holding Company, a Delaware corporation ("KO Subsidiary"), and Coca-Cola Ventures, Inc., a Delaware corporation ("Consolidated Subsidiary").

                              W I T N E S S E T H:

                WHEREAS, KO Subsidiary owns a 45.349% general partnership interest in Piedmont Coca-Cola Bottling Partnership, a Delaware general partnership (the "Partnership"); and

                WHEREAS, Consolidated Subsidiary owns a 54.651% general partnership interest in the Partnership; and

                WHEREAS, the Partnership was formerly known as Carolina Coca-Cola Bottling Partnership; and

                WHEREAS, the Partnership was formed pursuant to the Partnership Agreement of Carolina Coca-Cola Bottling Partnership, dated as of July 2, 1993, as amended by the First Amendment, dated as of August 5, 1993, the Second Amendment, dated as of August 12, 1993, and the Master Amendment to Partnership Agreement, Management Agreement and Definition and Adjustment Agreement, dated as of January 2, 2002 (as amended, the "Partnership Agreement"); and

                WHEREAS, KO Subsidiary desires to sell to Consolidated Subsidiary and Consolidated Subsidiary desires to purchase from KO Subsidiary, on the terms and subject to the conditions set forth herein, a 22.675% interest in the capital, profits and losses of the Partnership, including, without limitation, 50% of KO Subsidiary's Capital Account, KO Subsidiary's rights to allocations of net profit and net loss and distributions of cash flow and capital items of the Partnership (the "Interest").

                NOW, THEREFORE, in consideration of the representations, warranties and agreements set forth herein and for other good and valuable consideration the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows.

                1. Purchase and Sale. Upon the terms and subject to the conditions set forth in this Agreement, KO Subsidiary agrees to sell to Consolidated Subsidiary, and Consolidated Subsidiary agrees to purchase from KO Subsidiary, the Interest (the "Sale") for an aggregate purchase price of $53.5 million (the "Purchase Price").

                2. Representations and Warranties of KO Subsidiary. KO Subsidiary hereby represents and warrants to Consolidated Subsidiary as of the date hereof as follows:

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                (a)     KO Subsidiary (i) is a corporation duly organized,
        validly existing and in good standing under the laws of the State of Delaware and (ii) has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement.

                (b) The execution, delivery and performance of this Agreement by KO Subsidiary has been duly authorized by all requisite corporate action and no further consent or authorization of KO Subsidiary, its Board of Directors or its stockholders is required. This Agreement has been duly executed and delivered by KO Subsidiary and, when duly authorized, executed and delivered by Consolidated Subsidiary, will constitute the valid and binding obligations of KO Subsidiary enforceable against KO Subsidiary in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance or transfer, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity relating to enforceability (regardless of whether considered in a proceeding at law or in equity).

                (c) No consent, approval, authorization or order ("Consent") of any court, governmental agency or other body or of any other third party is required for execution and delivery by KO Subsidiary of this Agreement or the performance of its obligations hereunder, other than those that (i) may arise under the Partnership Agreement or (ii) as may already have been received.

                (d) Neither the execution and delivery by KO Subsidiary of this Agreement nor the performance by KO Subsidiary of any of its obligations hereunder violates, conflicts with, results in a breach of, or constitutes a default (or an event which with the giving of notice or the lapse of time or both would be reasonably likely to constitute a default) under (i) the certificate of incorporation or other organizational documents of KO Subsidiary; (ii) any decree, judgment, order, law, rule, regulation or other restriction of any court, governmental agency or body, or arbitrator having jurisdiction over KO Subsidiary or any of its subsidiaries, other than the Partnership, or any of their respective properties or, (iii) except as set forth in paragraph (c) above, the terms of any material agreement to which KO Subsidiary or any of its subsidiaries, other than the Partnership, is a party, by which KO Subsidiary or any of its subsidiaries, other than the Partnership, is bound, or to which any of the properties or assets of KO Subsidiary or any of its subsidiaries, other than the Partnership, are subject, other than violations, conflicts, breaches or defaults which, individually or in the aggregate, would not have a material adverse effect on the ability of KO Subsidiary to perform its obligations hereunder.

                (e) KO Subsidiary has good and valid title to the Interest, free and clear of any security interests, liens, claims or other encumbrances (other than encumbrances that may arise under the Partnership Agreement and federal or state securities laws).

                (f) There are no brokerage commissions, finder's fees or similar fees or

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        commissions payable by KO Subsidiary in connection with the transactions contemplated hereby.

                3. Representations and Warranties of Consolidated Subsidiary. Consolidated Subsidiary hereby represents and warrants to KO Subsidiary as of the date hereof as follows:

                (a) Consolidated Subsidiary (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and (ii) has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement.

                (b) The execution, delivery and performance of this Agreement by Consolidated Subsidiary has been duly authorized by all requisite corporate action and no further consent or authorization of Consolidated Subsidiary, its Board of Directors or its stockholders is required. This Agreement has been duly executed and delivered by Consolidated Subsidiary and, when duly authorized, executed and delivered by KO Subsidiary, will constitute the valid and binding obligations of Consolidated Subsidiary enforceable against Consolidated Subsidiary in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance or transfer, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity relating to enforceability (regardless of whether considered in a proceeding at law or in equity).

                (c) No Consent of any court, governmental agency or other body or any other third party is required for execution and delivery by Consolidated Subsidiary of this Agreement or the performance of its obligations hereunder other than those that (i) may arise under the Partnership Agreement or (ii) are set forth on Schedule I hereto, which Consents have already been received.

                (d) Neither the execution and delivery by Consolidated Subsidiary of this Agreement nor the performance by Consolidated Subsidiary of any of its obligations hereunder violates, conflicts with, results in a breach of, or constitutes a default (or an event which with the giving of notice or the lapse of time or both would be reasonably likely to constitute a default) under (i) the certificate of incorporation or other organizational documents of Consolidated Subsidiary, (ii) any decree, judgment, order, law, rule, regulation or other restriction of any court, governmental agency or body, or arbitrator having jurisdiction over Consolidated Subsidiary or any of its subsidiaries or any of their respective properties or assets, or
        (iii) the terms of any material agreement to which Consolidated Subsidiary or any of its subsidiaries is a party, by which Consolidated Subsidiary or any of its subsidiaries are bound, or to which any of the properties or assets of Consolidated Subsidiary or any of its subsidiaries are subject, other than violations, conflicts, breaches or defaults which, individually or in the aggregate, would

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        not have a material adverse effect on the ability of Consolidated
        Subsidiary to perform its obligations hereunder.

                (e) The Interest is being acquired by Consolidated Subsidiary for its own account and with no intention of distributing or reselling the Interest or any part thereof in any transaction that would be in violation of the securities laws of the United States of America, or any state, without prejudice, however, to the rights of Consolidated Subsidiary at all times to sell or otherwise dispose of all or any part of the Interest under an effective registration available under the Securities Act of 1933, as amended (the "Securities Act"), or an applicable exemption from registration, and subject, nevertheless, to the disposition of Consolidated Subsidiary's property being at all times within its control. If Consolidated Subsidiary should in the future decide to dispose of all or any portion of the Interest, Consolidated Subsidiary understands and agrees that it may do so only in compliance with the Securities Act and applicable state securities laws, as then in effect.

                (f) Consolidated Subsidiary understands that the Interests have not been and will not be registered under the Securities Act for the reason that the sale provided for in this Agreement is exempt pursuant to Section 4(2) of the Securities Act and that the reliance of KO Subsidiary on such exemption is predicated in part on Consolidated Subsidiary's representations set forth herein. Consolidated Subsidiary represents that it is experienced in evaluating companies such as the Partnership, has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment and has the ability to suffer the total loss of its investment.

                (g) Consolidated Subsidiary is an "accredited investor" within the meaning of Rule 501 of Regulation D under the Securities Act.

                (h) There are no brokerage commissions, finder's fees or similar fees or commissions payable by Consolidated Subsidiary in connection with the transactions contemplated hereby.

                4. Survival of the Representations, Warranties, etc. The respective representations, warranties and agreements made in this Agreement shall survive the date hereof.

                5. Closing. The closing of the Sale (the "Closing") shall occur on the date hereof. At the Closing, (a) KO Subsidiary shall deliver to Consolidated Subsidiary (i) a duly executed Assignment of Interest and (ii) a duly executed Fourth Amendment to Partnership Agreement and (b) Consolidated Subsidiary shall deliver to KO Subsidiary: (i) the Purchase Price by wire transfer of immediately available funds, (ii) a duly executed Assignment of Interest and (iii) a duly executed Fourth Amendment to Partnership Agreement.

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                6. Tax Covenants. KO Subsidiary and Consolidated Subsidiary each covenants and agrees to cause the Partnership to timely file federal and, if applicable, state income tax returns (including Internal Revenue Form 1065) for the Partnership's taxable year during which the Closing occurs and, unless such elections would already be in effect, to include with the federal return an election under section 754 of the Internal Revenue Code of 1986, as amended, or any successor statute thereto (the "Code") to adjust the basis of Partnership property under section 734(b) with respect to distributions of Partnership property and section 743(b) of the Code with respect to transfers of partnership interests of the Partnership (and to include with such state income tax returns any comparable election that may be applicable with respect to any state income tax return to be filed by the Partnership) (the "Section 754 Elections"). The
Section 754 Elections shall be filed in such form and manner as determined by Consolidated Subsidiary in its sole discretion. In addition, if requested by Consolidated Subsidiary, KO Subsidiary shall join with Consolidated Subsidiary to cause the Partnership to timely file protective Section 754 Elections with any other income tax returns filed by the Partnership with respect to its 2003 fiscal year in such form and manner as Consolidated Subsidiary in its sole discretion deems to be appropriate to be assured that the adjustments described in section 743(b) of the Code with respect to the adjusted tax basis of the Partnership's property are made with respect to Consolidated Subsidiary's purchase of the Interest.

                7. Notices. All notices and other communications under this Agreement shall be in writing and shall be deemed given (a) when delivered by hand or certified mail, return receipt requested, postage prepaid, (b) when transmitted by telecopier, confirmation of which is mechanically received, or
(c) when received if sent by overnight courier, to the addressee at the following addresses or telecopier numbers (or to such other address or telecopier number as a party may specify from time to time by notice hereunder):

                (i) if to KO Subsidiary:

                        Piedmont Partnership Holding Company
                        c/o The Coca-Cola Company
                        One Coca-Cola Plaza
                        Atlanta, GA  30301
                        Attn:  Chief Financial Officer
                        Facsimile:  (404) 676-6675

                        with copies to:

                        The Coca-Cola Company
                        One Coca-Cola Plaza
                        Atlanta, GA 30301
                        Attn:  General Counsel
                        Facsimile: (404) 515-2546

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                        and

                        The Coca-Cola Company
                        One Coca-Cola Plaza
                        Atlanta, GA 30301
                        Attn:  Parth S. Munshi, Esq.
                        Facsimile: (404) 676-6812

                (ii) if to Consolidated Subsidiary:

                        Coca-Cola Ventures, Inc.
                        c/o Coca-Cola Bottling Co. Consolidated
                        Coca-Cola Corporate Center
                        4100 Coca-Cola Plaza (28211-3481)
                        P.O. Box 31487
                        Charlotte, North Carolina 28211-3481
                        Attn:  Chief Financial Officer
                        Facsimile: (704) 557-4451

                        with a copy to:

                        Kennedy Covington Lobdell & Hickman, L.L.P.
                        Hearst Tower, 47th Floor
                        214 North Tryon Street
                        Charlotte, North Carolina  28202
                        Attn: Henry W. Flint, Esq.
                        Facsimile: (704) 331-7598

                8. Miscellaneous

                (a) This Agreement may be executed in one or more counterparts and it is not necessary that signatures of all parties appear on the same counterpart, but such counterparts together shall constitute but one and the same agreement.

                (b) This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns, and no other person shall have any right or obligation hereunder. Neither party may assign this Agreement without the prior written consent of the other party.

                (d) In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and

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        enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

                (e) Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and is signed by the parties hereto.

                (f) Each party hereto shall execute any and all further documents, agreements and instruments, and take all further action, that may be required under applicable law or which the other party hereto may reasonably request, in order to effectuate the transactions contemplated hereby.

                (g) The headings of the sections and subsections of this document have been inserted for convenience of reference only, shall not be deemed to be a part of this Agreement for any purpose and shall not in any way define or affect the meaning, construction or scope of any provision hereof.

                (h) Each party to this Agreement shall bear its own costs and expenses incurred in connection with the transactions contemplated hereby.

                (i) This Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the parties hereto with respect to the subject matter of this Agreement. This Agreement is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

                            [SIGNATURE PAGE FOLLOWS]

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        IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase
Agreement to be duly executed as of the date first above written.

                                PIEDMONT PARTNERSHIP HOLDING COMPANY


                                By:
                                   ---------------------------
                                     Name:
                                     Title:


                                COCA-COLA VENTURES, INC.


                                By:
                                   ---------------------------
                                     David V. Singer
                                     Vice President

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                                                                      SCHEDULE I

        The Sale would give rise to a termination right under each License Agreement to which the Partnership and Dr. Pepper/Seven Up, Inc. are party, however Dr. Pepper /Seven Up, Inc. has provided its written consent to the Sale.